EXHIBIT 23.1





                            CONSENT OF LEGAL COUNSEL





         We hereby consent to the use, in the Prospectus as outlined in Securities and Exchange Commission Form S-8, of our name as special counsel to General Communication, Inc. in the preparation of the Prospectus and the rendering of certain opinions including an opinion as to the legality of the shares.


                                                 WOHLFORTH, ARGETSINGER, JOHNSON
                                                  & BRECHT,
                                                 A Professional Corporation


                                                              /s/


Anchorage, Alaska

November 2, 1998




Amendment to Registration Statement (S-8)                                Page 27